SECURITIES AND EXCHANGE COMMISSION
                           WASHINGTON, D.C. 20549

                                  FORM 8-K

                               CURRENT REPORT
                   PURSUANT TO SECTION 13 OR 15(D) OF THE
                      SECURITIES EXCHANGE ACT OF 1934

       Date of report (Date of earliest event reported): MAY 15, 2000

                            INPRISE CORPORATION
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             (Exact Name of Registrant as Specified in Charter)



        DELAWARE                      0-16096              94-2895440
       ----------                  --------------        ----------------
(State or Other Jurisdiction of     (Commission           (IRS Employer
     Incorporation)                 File Number)        Identification No.)


          100 ENTERPRISE WAY, SCOTTS VALLEY, CALIFORNIA    95066-3249
         -------------------------------------------------------------
               (Address of principal executive offices     (zip code)

    Registrant's telephone number, including area code: (831) 431-1000


                               NOT APPLICABLE
       -----------------------------------------------------------------
       (Former Name or Former Address, if Changed Since Last Report)




ITEM 5.     OTHER EVENTS.

            On May 15, 2000, Inprise Corporation, a Delaware corporation ("Inprise"), Corel Corporation, a corporation organized under the laws of Canada ("Corel"), and Carleton Acquisition Co., a Delaware corporation and a wholly owned subsidiary of Corel ("Sub"), entered into a Termination Agreement and Release (the "Termination Agreement"), pursuant to which the Merger Agreement (the "Merger Agreement"), dated as of February 6, 2000, by and among Inprise, Corel and Sub, the Stock Option Agreement, dated as of February 6, 2000, between Inprise and Corel, pursuant to which Corel granted to Inprise an option to acquire up to 13,000,000 of the shares of common stock of Corel, and the Stock Option Agreement, dated as of February 6, 2000, between Inprise and Corel, pursuant to which Inprise granted to Corel an option to acquire up to 12,000,000 of the shares of common stock of Inprise (both such Stock Option Agreements, the "Stock Option Agreements"),were terminated and canceled. As a result of the Termination Agreement, the proposed merger between Inprise and Corel was terminated and Inprise and Corel agreed to release each other from all liabilities arising from, relating to or in connection with the Merger Agreement and the Stock Option Agreements. A copy of the Termination Agreement is attached hereto as Exhibit 99.1 and is incorporated by reference herein.

            On May 16, 2000, Inprise issued a press release announcing the termination of the Merger Agreement and the Stock Option Agreements. A copy of the press release is attached hereto as Exhibit 99.2 and is incorporated by reference herein.

ITEM 7.     FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND
            EXHIBITS.

      (c)   Exhibits

      99.1 Termination Agreement and Release, dated as of May 15, 2000, by and among Inprise Corporation, Corel Corporation and Carleton Acquisition Co.

      99.2  Press Release issued by Inprise Corporation on May 16, 2000.



                                 SIGNATURES

      Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                    INPRISE CORPORATION

                                    By:  /s/ Frederick A. Ball
                                         -------------------------------
                                    Name:   Frederick A. Ball
                                    Title   Vice President and Chief
                                            Financial Officer


Date:  May 18, 2000